UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

  WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 20, 2014

Global Gold Corporation

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	02-69494 (Commission File Number)	13-3025550 (IRS Identification No.)

555 Theodore Fremd Avenue, Rye, NY 10580

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (914) 925-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 20, 2014, the Company held its 2014 Annual Meeting of Stockholders at its headquarters in Rye, NY.  The matters listed below were submitted to a vote of the Company's stockholders through the solicitation of proxies, and the proposals are described in detail in the Company's Proxy Statement filed with the SEC on May 1, 2014.  The holders of Common Stock entitled to 76,706,366 votes out of the 87,272,975 eligible to vote as of the record date, were present in person or by proxy, which represented approximately 87.9 % of the outstanding shares.  The results of the stockholder vote are as follows:

Proposal 1: Election of Directors

The following individuals were elected to serve as directors to hold office until the 2015 Annual Meeting of Shareholders or until their successors are elected and qualified.

Director Nominee	For	Withhold
Drury J. Gallagher	73,235,580	60,000
Harry Gilmore	73,235,580	60,000
Nicholas J. Aynilian	73,235,580	60,000
Ian C. Hague	73,235,580	60,000
Lester Caesar	73,235,580	60,000
Van Z. Krikorian	73,235,580	60,000

Proposal 2: Ratification of the Appointment of RBSM, LLP as the Company's Independent Registered Public Accounting Firm for Fiscal Year 2014

Our stockholders ratified the appointment of RBSM, LLP to serve as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstain
67,458,385	9,213,606	34,375

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Gold Corporation

Dated: June 24, 2014	By:	/s/ Van Z. Krikorian
Name: Van Z. Krikorian Title: Chairman and Chief Executive Officer

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